POWER OF ATTORNEY

I, Ulf Brunnstrom, hereby make, constitute and appoint each of William Byrd, Frode Aschim, Petter Hagland, Stephanie Christensen and Jennifer D'Alessandro, each with full power to act without the other, acting individually, as my agent and attorney-in-fact for the purpose of executing in my name (a) in my personal capacity or (b) in my capacity as a member and/or manager of Range Kentucky Holdings LLC and/or Range Exploration Partners LLC, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities and any other documents relating or ancillary thereto, including without limitation all documents relating to filings with any stock exchange, self-regulatory association, the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16 of the Act, including without limitation Forms 3, 4, 5, 144, Schedules 13D and 13G and any amendments to said forms or schedules, in each case, as determined by such person to be necessary or appropriate. Any such determination shall be conclusively evidenced by such person's execution, delivery, furnishing and/or filing of the applicable document.

All past acts of each of the attorneys-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall be valid from the date hereof until the date revoked in writing by the undersigned, and this power of attorney does not revoke or replace any other power of attorney that the undersigned has previously signed.

IN WITNESS WHEREOF, I have executed this instrument as of the 20th day of December, 2013.

					/s/ ULF BRUNNSTROM
					Name: Ulf Brunnstrom